UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2006
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On April 6, 2006, the Registrant issued a press release announcing a stock split and increased dividend. The press release is attached as an exhibit to this Form 8-K and is incorporated into this Item 7.01 by reference.

Item 8.01.	Other Events.
     On April 6, 2006, the Registrant announced the approval of a four-for-three split of its Class A Common Stock and its Class B Common Stock to be effected in the form of a 33-1/3% stock dividend to stockholders of record at the close of business on April 17, 2006 and payable on April 26, 2006. The stock split was approved to enhance the liquidity of the Class A Common Stock and the Class B Common Stock by increasing the number of outstanding shares. The effect of the stock split will be to increase the number of outstanding shares of Class A Common Stock from 14,442,944 shares to 19,257,258 shares and the number of outstanding shares of Class B Common Stock from 4,182,684 shares to 5,576,912 shares.
     The following registration statements filed by the Registrant under the Securities Act of 1933 shall be deemed to register, in addition to the shares specifically included therein, the additional shares of Registrant’s Class A Common Stock issuable with respect to those shares pursuant to stock splits, stock dividends and similar transactions occurring after the effective date of such registration statements, including the four-for-three split of the Registrant’s Class A Common Stock in the form of a 33-1/3% stock dividend to be paid on April 26, 2006: Registration Statements (Nos. 333-06681, 333-25541, 333-26693, 333-61095, 333-93785, 333-94301, 333-89644, 333-62970, 333-62974 and 333-62976) on Form S-8 and registration statements (Nos. 333-59828 and 333-63102) on Form S-3.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press Release issued by Donegal Group Inc., dated April 6, 2006.

*	This press release shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: April 6, 2006

EXHIBIT INDEX

Exhibit No.	Description	Reference
99.1*	Press Release issued by Donegal Group Inc., dated April 6, 2006.	Submitted herewith.

*	This press release shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.